SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 1, 2002
(Date of earliest event reported)

DELTAGEN, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-31147	94-3260659
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

740 Bay Road Redwood City, CA		94063

(Address of principal executive offices)		(Zip Code)

(650) 569-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Item 5. Other Events.

On August 1, 2002, Deltagen, Inc. (“Deltagen”) announced second quarter earnings. Further details regarding this announcement are contained in Deltagen’s news release dated August 1, 2002 attached as an exhibit hereto and incorporated herein by reference.

Item	7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	See attached Exhibits Index.

EXHIBIT INDEX

Number	Exhibit

99.1	Deltagen, Inc. News Release dated August 1, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DELTAGEN, INC.

By:	/S/ JOHN E. BURKE
John E. Burke Senior Vice President of Intellectual Property and General Counsel

Date: August 1, 2002